                    ESTOPPEL, WAIVER AND AMENDMENT AGREEMENT

     This Estoppel, Waiver and Amendment Agreement (the "Agreement") is entered into by and between Sanifill, Inc. ("Sanifill") and U S Liquids Inc. ("Liquids") on the 16th day of June, 1997. In consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

     1.   EXPLANATORY PROVISIONS.

          1.1 Pursuant to the terms of that certain Asset Purchase Agreement, dated December 2, 1996, among Liquids, Sanifill, Campbell Wells, L.P. and Campbell Wells NORM, L.P., Liquids and Sanifill have entered into a Note Agreement, dated December 13, 1996 (the "Note Agreement"), and a Warrant to purchase shares of common stock of Liquids in favor of Sanifill, dated December 13, 1996 (the "Warrant"), and Liquids has issued to Sanifill its promissory note, dated December 13, 1996 (the "Note") in the original principal amount of $27,800,000.

          1.2 Liquids desires to enter into separate merger agreements (the "Merger Agreements") pursuant to which (i) wholly-owned subsidiaries of Liquids will merge (the "Merger Transactions") with and into (a) Mesa Processing, Inc. ("Mesa"), T&T Grease Service, Inc. ("T&T"), and Phoenix Fats & Oils, Inc. ("Phoenix"), each a Texas corporation under common ownership (Mesa, T&T and Phoenix are collectively referred to herein as the "Mesa Companies"), and (b) American WasteWater Inc., a Texas corporation

("AWW"), (ii) the Mesa Companies and AWW will become wholly-owned subsidiaries of Liquids, and (iii) the stockholders of the Mesa Companies and AWW will become stockholders of Liquids.

          1.3 It is contemplated that, following the closing of the Merger Transactions, Liquids will engage an underwriter to make an initial public offering (the "IPO") of its common stock.

          1.4 Sanifill desires to facilitate and encourage Liquids to enter into the Merger Transactions and to conduct the IPO.

     2. ESTOPPEL AND WAIVER OF DEFAULT. Sanifill hereby agrees that the execution of the Merger Agreements and the consummation of the Merger Transactions and the execution of the documents necessary to effect the Merger Transactions shall not constitute a default under or a violation of either the Note Agreement or the Warrant. Without limiting the foregoing, Sanifill (i) acknowledges that, following the closing of the Merger Transactions, certain Liens will exist upon certain real and personal property of the Mesa Companies, subsidiaries of the Mesa Companies, and AWW (such Liens are hereinafter referred to as the "Acquisition Liens"), and (ii) agrees that the continuing existence of the Acquisition Liens following the consummation of the Merger Transactions shall not constitute, or be deemed to constitute, a violation or breach of, or a Default or an Event of Default under, the Note Agreement, or otherwise permit Sanifill to exercise any of its rights or remedies under Section 7 of the Note Agreement. Sanifill expressly acknowledges that it is its intent to waive any violation, breach, Default and/or Event of Default that would otherwise arise or occur as a result of the continued existence of the Acquisition Liens following the consummation of the Merger Transactions; provided, however, that nothing in this Section 2 shall constitute, or be deemed to constitute, a waiver of Liquids' continuing covenants under Sections 6A and 6C(2) of the Note Agreement.

     3. WAIVER OF CERTAIN REGISTRATION RIGHTS. Sanifill hereby waives its right to have any Warrant Shares (as defined in the Warrant) registered for resale in connection with the IPO.

     4. FUTURE ACQUISITION LIENS. Sanifill hereby acknowledges that it is the intention of Liquids to expand through acquisitions of the capital stock or assets of companies involved in the treatment, processing and disposal of nonhazardous liquid wastes. Any such acquisition of capital stock or assets is hereinafter referred to as an "Acquisition". Notwithstanding anything to the contrary in the Note Agreement, Sanifill hereby agrees that the existence (or continued existence following consummation of an Acquisition) of any Lien upon any property or assets acquired by Liquids (including property or assets held by any entity that is acquired by Liquids) in an Acquisition that is consummated after the date hereof shall not constitute, or be deemed to constitute, a violation or breach of, or Default or Event of Default under, the Note Agreement, or otherwise permit Sanifill to exercise any of its rights or remedies under Section 7 of the Note Agreement. Sanifill further expressly acknowledges that it is its intent to waive any violation, breach, Default or Event of Default that would otherwise arise or occur as a result of the continued existence of any Lien upon any property or assets acquired by Liquids (including property or assets held by any entity that is acquired by Liquids) in an Acquisition that is consummated after the date hereof; provided, however, that nothing in this Section 4 shall constitute, or be deemed to constitute, a waiver of Liquids' continuing covenants under Sections 6A and 6C(2) of the Note Agreement; and further provided, however, that, without the prior written consent of Sanifill, Liquids will not thereafter allow or cause any entity acquired in any such Acquisition to incur any additional secured indebtedness.

     5. REPRESENTATION OF OWNERSHIP. Sanifill hereby represents that it is the sole owner of the Warrant and of the single Note issued pursuant to the Note Agreement, such ownership is free and clear of all liens, encumbrances or other charges of any kind and no person or entity has any right to acquire either the Warrant or the Note or any interest therein.

     6. REGISTRATION OF WARRANT SHARES. Notwithstanding anything contained herein or in the Warrant to the contrary, within ninety (90) days after the effective date of the IPO, Liquids shall file or cause to be filed a shelf registration statement pursuant to Rule 415 of the Securities Act of 1933, as amended, and shall use reasonable efforts to cause such shelf registration statement to be effective within 45 days of the date of such filing, which shelf registration statement shall include the issuance of the Warrant Shares or the resale thereof, as permitted under the applicable rules and regulation of the Securities Exchange Commission. Liquids shall maintain this shelf registration statement for the period described in Section 3.3(a) of the Warrant. The costs and expenses of filing and maintaining the shelf registration statement shall be paid by Liquids. Sanifill acknowledges and agrees that the filing and maintenance of this shelf registration statement in accordance with the terms hereof shall be deemed to satisfy Liquids' obligations to file a shelf registration statement under Section 3.3 of the Warrant.

     7. ADDITIONAL AMENDMENTS TO WARRANT. Section 3.4 of the Warrant shall be amended in its entirety to read as follows:

               3.4  RESTRICTIONS ON REGISTRATION.

               The Warrantholder agrees that, without the prior written consent of the Company, the number of Warrant Shares to be offered pursuant to the shelf registration statement in any calendar year shall not exceed the following limitations:

                                             Maximum Number
          Year                       of Warrant Shares to Be Offered
          ----                       -------------------------------
          1997                                         0
          1998                                   400,000
          1999                                   400,000
          2000                                   500,000
          2001                                   600,000
          2002                                   600,000
          2003                                   600,000
          2004                                   600,000
          2005                                   600,000
          2006                                   600,000

     ; provided that such maximum number of Warrant Shares shall be subject to adjustment from time to time in accordance with the provisions of
     Section 6
     hereof; and further provided, however, that the Warrantholder shall be entitled to offer Warrant Shares in connection with (i) any firm commitment underwritten public offering and (ii) any orderly market transactions (such as cross-trades or arranged block sales) approved in advance in writing by either of Van Kasper & Company or Sanders Morris Mundy Inc., which approval under this Section 3.4 shall not be unreasonably withheld. The parties acknowledge that the share numbers set forth in the table above are pre-reverse stock split numbers.


     8. LOCK-UP LETTER. Contemporaneously with the execution of this Agreement, Sanifill shall execute and deliver to Liquids a lock-up letter in the form attached hereto as Exhibit "A".

     9. MISCELLANEOUS. For purposes of this Agreement, the terms "Warrant Shares", "Lien", "Default" and "Event of Default" shall have the respective meanings assigned to such terms in the Note Agreement. Except as stated herein, the parties agree that the Warrant and the Note Agreement shall remain in full force and effect as executed.

     IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties as of the date first above written.

                                        SANIFILL, INC.


                                   By:  s/ G. T. Sangalis
                                      --------------------------------
                                        Name:  G. T. Sangalis
                                             -------------------------
                                        Title:  Vice President
                                              ------------------------


                                        U S LIQUIDS INC.

                                   By:  s/ W. Gregory Orr
                                        --------------------------------
                                        W. Gregory Orr, Chief Executive
                                        Officer


For purposes of giving the approval described in Section 7 only, each of the undersigned hereby agrees to become a party to this Agreement.


VAN KASPER & COMPANY


By: s/ David H. Horwich
   -----------------------------------------
     David H. Horwich, Senior Vice President


SANDERS MORRIS MUNDY INC.


By: s/ Bruce R. McMaken
   -----------------------------------------
     Bruce R. McMaken, Vice President